Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board
of Trustees of Federated
Short-Term Municipal Trust:

In planning and performing our
audit of the financial statements
of Federated Short-Term
Municipal Trust (the "Fund"), as of
and for the year ended June 30,
2007, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered its internal control
over financial reporting, including
control activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs
of controls. A company's internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a company's assets that could
have a material effect on
the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies or
procedures may deteriorate.

A control deficiency exists
when the design or operation
of a control does not allow
management or employees, in
the normal course of performing
their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control deficiency,
or combination of control deficiencies,
that adversely affects the company's
ability to initiate, authorize, record,
process or report financial data
reliably in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
company's annual or interim financial
statements that is more than
inconsequential will not be prevented
or detected. A material weakness
is a significant deficiency, or
combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be significant deficiencies or material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Fund's
internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of June 30, 2007.

This report is intended solely for
the information and use of
management and the Board
of Trustees of Federated Short-Term
Municipal Trust and the Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


ERNST & YOUNG LLP


Boston, Massachusetts
August 10, 2007